                                                                   Exhibit 10.14

                        TERM LOAN AND SECURITY AGREEMENT

                                      AMONG

                      FRONTLINE COMMUNICATIONS CORPORATION,

                 PROYECCIONES Y VENTAS ORGANIZADAS, S.A. DE C.V.

                                       AND

                       IIG EQUITY OPPORTUNITIES FUND LTD.

                                  April 3, 2003

                        TERM LOAN AND SECURITY AGREEMENT

     This Term Loan and Security Agreement dated as of April 3, 2003 among FRONTLINE COMMUNICATIONS CORPORATION, a Delaware corporation ("Frontline"), PROYECCIONES Y VENTAS ORGANIZADAS, S.A. DE C.V., a Mexico corporation ("Provo") (Frontline and Provo each a "Borrower" and collectively, the "Borrowers"), and IIG EQUITY OPPORTUNITIES FUND LTD., a Bermuda company (the "Lender").

     The Borrowers have requested that the Lender make a Term Loan (as defined herein) to the Borrowers, the proceeds of which shall be used by the Borrowers
(a) to pay in full any and all amounts owing to Delanet, Inc., (b) to pay certain fees and expenses in connection with the Provo Acquisition (as defined below) and (c) for the Borrowers' general working capital purposes. The parties wish to provide for the terms and conditions upon which the Term Loan shall be made.

     In consideration of the mutual covenants and undertakings and the terms and conditions set forth in this Agreement, the parties hereto agree as follows:

                                   ARTICLE I

                                   Definitions

     Section 1.1. Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

          (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

          (c) all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

          "Accounts" means all accounts as such term is defined in the UCC, including, without limitation, the aggregate unpaid obligations of customers and other account debtors arising out of the sale or lease of goods or rendition of services on an open account or deferred payment basis.

          "Affiliate" or "Affiliates" means (a) any Person controlled by, controlling or under common control with any Borrower, including, without limitation, any Subsidiary of any Borrower and (b) any Person who is a director, member, partner, officer or manager of any Borrower, of a Subsidiary of any Borrower or of any Person described in clause (a) above. For purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such

     Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

          "Agreement" means this Term Loan and Security Agreement, as amended, modified, supplemented or restated from time to time.

          "Business Day" means a day on which the Lender is open for business that is not a Saturday, Sunday or other day on which banks are required or permitted to be closed in New York, New York.

          "Change of Control" means, with respect to any Person on or after the Closing Date, any change in the composition of shareholders as of the Closing Date shall occur which would result in any Person or group acquiring fifty percent (50%) or more of any class of stock of such Person or that any Person (or group of Persons acting in concert) shall otherwise acquire, directly or indirectly (including through Affiliates), the power to elect a majority of the board of directors of such Person or otherwise direct the management or affairs of such Person.

          "Chattel Paper" means all chattel paper as such term is defined in the UCC, now owned or hereafter acquired, including, without limitation, electronic chattel paper, as such term is defined in the UCC.

          "Closing Date" means April ___, 2003.

          "Collateral" means and includes all now and hereafter acquired assets of Frontline including, without limitation:

               (A) all Inventory;

               (B) all Equipment;

               (C) all General Intangibles;

               (D) all Receivables;

               (E) all Chattel Paper;

               (F) all Letter-of-Credit Rights;

               (G) all Instruments;

               (H) the commercial tort claims set forth on Exhibit C;

               (I) all books, records, ledgercards, files, correspondence, computer programs, tapes, disks and related data processing software (owned by Frontline or in which it has an interest) which at any time evidence or contain information relating to any or all of (A), (B), (C), (D), (E), (F),
     (G) and (H) above or are otherwise necessary or helpful in the collection thereof or realization thereupon;

               (J) documents of title, policies and certificates of insurance, securities, Chattel Paper, other documents or instruments evidencing or pertaining to any or all of (A), (B), (C), (D) (E), (F), (G), (H) and (I) above;

               (K) all Supporting Obligations and guaranties, including letters of credit and guarantees issued in support of Receivables, Chattel Paper, General Intangibles and Investment Property, Liens on real or personal property, leases, and other agreements and property which in any way secure or relate to any or all of (A), (B), (C), (D), (E), (F), (G), (H), (I) and
     (J) above, or are acquired for the purpose of securing and enforcing any item thereof;

               (L) (i) all cash held as cash collateral to the extent not otherwise constituting Collateral, all other cash or property at any time on deposit with or held by the Lender for the account of Frontline (whether for safekeeping, custody, pledge, transmission or otherwise), (ii) all present or future deposit accounts (whether time or demand or interest or non-interest bearing) of Frontline with the Lender or any other Person including those to which any such cash may at any time and from time to time be credited, (iii) all Payment Intangibles, (iv) all letter of credit obligations, (v) all investments and reinvestments (however evidenced) of amounts from time to time credited to such accounts, (iv) all interest, dividends, distributions and other proceeds payable on or with respect to
     (x) such investments and reinvestments and (y) such accounts, and (v) all Investment Property; and

               (M) all products and proceeds of (A), (B), (C), (D), (E), (F),
     (G), (H), (I), (J), (K) and (L) above (including, but not limited to, all claims to items referred to in (A), (B), (C), (D), (E), (F), (G), (H), (I),
     (J), (K) and (L) above) and all claims of Frontline against third parties
     (x) for (i) loss of, damage to, or destruction of, and (ii) payments due or to become due under leases, rentals and hires of any or all of (A), (B),
     (C), (D), (E), (F), (G), (H), (I), (J), (K) and (L) above and (y) proceeds payable under, or unearned premiums with respect to policies of insurance in whatever form.

     Notwithstanding the foregoing, the Collateral shall not include any shares of capital stock of Provo or Provo's Affiliates owned by Frontline. Solely for clarification purposes, the Lender confirms that the Collateral does not include any assets of Provo or any of its Affiliates, including without limitation, any of the Accounts of Provo or its Affiliates.

          "Common Stock" means the common stock, $.01 par value per share, of Frontline.

          "Debt" of any Person means all items of indebtedness or liability which in accordance with GAAP would be included in determining total liabilities as shown on the liabilities side of a balance sheet of that Person as at the date as of which Debt is to be determined. For purposes of determining a Person's aggregate Debt at any time, "Debt" shall also include the aggregate payments required to be made by such Person at any time under any lease that is considered a capitalized lease under GAAP.

          "Default" means an event that, with giving of notice or passage of time or both, would constitute an Event of Default.

          "Default Period" means any period of time beginning on the first day of any month during which a Default or Event of Default has occurred and ending on the date the Lender notifies Frontline in writing that such Default or Event of Default has been cured or waived.

          "Default Rate" means an annual rate equal to three percent (3%) over the Interest Rate.

          "Environmental Law" means any federal, state, local or other governmental statute, regulation, law or ordinance dealing with the protection of human health and the environment.

          "Equipment" means all equipment as such term is defined in the UCC, now owned or hereafter acquired, including, without limitation, equipment, machinery and goods (excluding Inventory), whether or not constituting fixtures, including, without limitation: plant and office equipment, tools, dies, parts, data processing equipment, computer equipment with embedded software and peripheral equipment, furniture and trade fixtures, trucks, trailers, loaders and other vehicles and all replacements and substitutions therefore and all accessions thereto.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Event of Default" has the meaning specified in Section 9.1.

          "GAAP" means generally accepted accounting principles in effect from time to time in the United States of America, applied on a basis consistent with the accounting practices applied in the financial statements described in Section 7.5, except for any change in accounting practices to the extent that, due to a promulgation of the Financial Accounting Standards Board changing or implementing any new accounting standard, Frontline either (i) is required to implement such change, or (ii) for future periods will be required to and for the current period may in accordance with generally accepted accounting principles implement such change, for its financial statements to be in conformity with generally accepted accounting principles (any such change is hereinafter referred to as a "Required GAAP Change"), provided that Frontline shall fully disclose in such financial statements any such Required GAAP Change and the effects of the Required GAAP Change on Frontline's income, retained earnings or other accounts, as applicable.

          "General Intangibles" means all general intangibles as such term is defined in the UCC, now owned or hereafter acquired, including, without limitation, Payment Intangibles, trademarks, tradenames, tradestyles, trade secrets, equipment formulation, manufacturing procedures, quality control procedures, product specifications, patents, patent applications, copyrights, registrations, software, contract rights, choses in action, causes of action, corporate or other business records, inventions, designs, goodwill, claims under guarantees, licenses, franchises, tax refunds, tax refund claims, computer programs, computer data bases, computer program flow diagrams, source codes, object codes and all other intangible property of every kind and nature.

          "Hazardous Substances" means pollutants, contaminants, hazardous substances, hazardous wastes, petroleum and fractions thereof, and all other chemicals, wastes, substances and materials listed in, regulated by or identified in any Environmental Law.

          "Health-Care-Insurance Receivables" means all health-care-insurance receivables as such term is defined in the UCC, now owned or hereafter acquired, including, without limitation, an interest in or claim under a policy of insurance which is a right to payment of a monetary obligation for health-care goods or services provided.

          "Indemnified Liabilities" has the meaning given to such term in
     Section 11.8.

          "Indemnitees" has the meaning given to such term in Section 11.8.

          "Instruments" means all instruments as such term is defined in the UCC, now owned or hereafter acquired, including, without limitation, a negotiable instrument or a certificated security or any other writing which evidences a right to the payment of money.

          "Interest Rate" means an annual rate equal to fourteen percent
     (14.00%).

          "Inventory" means all inventory as such term is defined in the UCC, now owned or hereafter acquired, including, without limitation, goods, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

          "Investment Property" means all investment property as such term is defined in the UCC.

          "Letter-of-Credit Rights" means all letter-of-credit rights as such term is defined in the UCC, now owned or hereafter acquired, including, without limitation, rights to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is entitled to demand payment or performance.

          "Lien" means any mortgage, security deed, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the UCC or comparable law of any jurisdiction.

          "Limited Guaranty" means, collectively, (i) the Limited Guaranty dated as of the date hereof made by Stephen J. Cole-Hatchard in favor of Lender and (ii) the Limited Guaranty dated as of the date hereof made by Ann M. Cole-Hatchard in favor of Lender.

          "Loan Documents" means this Agreement, the Term Note, the Limited Guaranty, the Mortgages, the Pledge Agreement, the Registration Rights Agreement, the Escrow Agreement and all other documents, instruments, agreements and certificates at any time delivered by any Person executed in connection herewith or therewith.

          "Material Adverse Effect" means a material adverse effect on (i) the condition, operations, assets, business or prospects of Frontline or the Borrowers, taken as a whole, (ii) the Borrowers' ability to pay or perform the Obligations in accordance with the terms hereof or any Loan Document,
     (iii) the value of the Collateral, the Liens on the Collateral or the priority of any such Lien or (iv) the practical realization of the benefits of the Lender's rights and remedies under this Agreement or any of the other Loan Documents.

          "Maximum Legal Rate" has the meaning given to such term in Section 2.2(c).

          "Mortgages" means collectively, each mortgage granted by Stephen J. Cole-Hatchard and/or Ann Cole-Hatchard to Lender on the Real Estate securing the Obligations.

          "Obligations" means and includes the Term Loan and all Debts, liabilities, obligations, covenants and duties owing by each Borrower to the Lender (or any Person that directly or indirectly controls or is controlled by or is under common control with the Lender) of every kind and description (whether or not evidenced by any note or other instrument and whether or not for the payment of money or the performance or non-performance of any act), direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, whether existing by operation of law or otherwise now existing or hereafter arising including, without limitation, any Debt, liability or obligation owing from any Borrower to others which the Lender may have obtained by assignment or otherwise and further including, without limitation, all interest, charges or any other payments each Borrower is required to make by law or otherwise arising under or as a result of this Agreement and the other Loan Documents, together with all reasonable expenses and reasonable attorneys' fees chargeable to such Borrower's account or incurred by the Lender in connection with such Borrower's account whether provided for herein or in any other Loan Document.

          "Payment Intangibles" means all payment intangibles as such term is defined in the UCC, now owned or hereafter acquired, including, without limitation, a General Intangible under which the account debtor's principle obligation is a monetary obligation.

          "Permitted Liens" means (a) Liens of carriers, warehousemen, artisans, bailees, mechanics and materialmen incurred in the ordinary course of business securing sums not overdue; (b) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, relating to employees, securing sums (i) not overdue or (ii) being diligently contested in good faith provided that adequate reserves with respect thereto are maintained on the books of Frontline in conformity with GAAP, (c) Liens in favor of the Lender, (d) Liens for taxes (i) not yet due or (ii) being diligently contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of Frontline in conformity with GAAP provided, that, the Lien shall have no effect on the priority of Liens in favor of the Lender or the value of the assets in which the Lender has a Lien, (e) zoning restrictions, easements, licenses, or other restrictions on the use of real property or other minor irregularities in title thereto, so long as the same do not materially impair the use, value or marketability of such real estate, (f) Liens upon fixed assets which secures the payment of the purchase price thereof but only if such Lien shall at all times be confined solely to the asset the purchase price of which was financed and only if such Lien secures only such purchase money indebtedness and (g) Liens specified on Schedule 8.1 hereto.

          "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Plan" means an employee benefit plan or other plan maintained for any Borrower's employees and covered by Title IV of ERISA.

          "Pledge Agreement" means the Pledge Agreement dated as of the date hereof made by Stephen J. Cole-Hatchard and Nicko Feinberg in favor of Lender pursuant to which all of the shares of Common Stock owned by Stephen
     J. Cole-Hatchard and Nicko Feinberg shall be pledged to the Lender as collateral security for the Obligations.

          "Premises" means all premises where any Borrower conducts its business and has any rights of possession, including, without limitation, the premises described in Exhibit B attached hereto.

          "Provo Acquisition" means the acquisition by Frontline of all of the capital stock of Provo pursuant to the terms and conditions of the Stock Purchase Agreement.

          "Real Estate" means the real property and the improvements thereon located at (i) 56 Beach Road, Stony Point, New York 10980 and (ii) 1008 Adams Drive, Key Largo, Florida 33037.

          "Receivables" means all Accounts now owned or hereafter acquired, including, without limitation, each and every right to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other disposition of goods or other property, out of a rendering of services, out of a loan, out of the overpayment of taxes or other liabilities, or otherwise arises under any contract or agreement, whether such right to payment is created, generated or earned by Frontline or by some other Person who subsequently transfers such Person's interest to Frontline, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all Liens) which Frontline may at any time have by law or agreement against any account debtor or other obligor obligated to make any such payment or against any property of such account debtor or other obligor; all including but not limited to all present and future accounts, contract rights, loans and obligations receivable, Health Care Insurance Receivables, Chattel Paper, bonds, notes and other debt instruments, tax refunds and rights to payment in the nature of General Intangibles.

          "Receivables Financing Event" means the date upon which Provo enters into a Receivables Financing Facility.

          "Receivables Financing Facility" means any receivables financing facility entered into by Provo following the Closing Date pursuant to which Provo agrees to finance any or all of its Accounts; provided, however, the financial arrangement between the government of Mexico or other Mexican banking institutions and Provo in connection with the Accounts of Walmart Stores, Inc. and any of its Affiliates located in Mexico shall not be deemed a Receivables Financing Facility.

          "Registration Rights Agreement" means the Registration Rights Agreement dated as of the date hereof among Frontline and the purchasers named therein.

          "Reportable Event" shall have the meaning assigned to that term in Title IV of ERISA.

          "Restricted Securities" means the Shares and any shares of Common Stock received in respect thereof, in each case which have not then been sold to the public pursuant to (a) registration under the 1933 Act or (b) Rule 144 (or similar or successor rule) promulgated under the 1933 Act.

          "SEC" means the United States Securities and Exchange Commission (or a successor thereto).

          "SEC Documents" has the meaning given to such term in Section 5.16.

          "Shares" means the 500,000 shares of Common Stock to be issued to Lender pursuant to Section 3.1.

          "Stock Purchase Agreement" means that certain Amended and Restated Stock Purchase Agreement dated as of April ___, 2003 by and among Frontline, Provo and certain shareholders of Provo.

          "Subordinated Lenders" means collectively, Ann M. Sulla, Ronald Signore, Anthony Rudel, Stefano A. Masi, Irrevocable Trust of Bernice J. Monroe, Nicko Feinberg, Gary Koval and James Nicholson.

          "Subordination Agreement" means the Subordination and Intercreditor Agreement dated as of the date hereof delivered and executed by each Subordinated Lender in favor of Lender and acknowledged by Borrower.

          "Subsidiary" means (i) any corporation of which more than fifty percent (50%) of the outstanding shares of capital stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such corporation, irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency, is at the time directly or indirectly owned by any Borrower, by any Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries, (ii) any partnership, limited liability company, entity or joint venture of which more than fifty percent (50%) of the outstanding equity interests is at the time, directly or indirectly, owned by any Borrower or (iii) any partnership of which any Borrower is a general partner.

          "Supporting Obligations" means all supporting obligations as such term is defined in the UCC.

          "Term Note" means the promissory note in the aggregate original principal amount of Five Hundred Fifty Thousand Dollars ($550,000.00) executed by the Borrowers to the order of the Lender and dated as of the Closing Date, together with all replacements and substitutions thereof.

          "Term Loan" has the meaning given to such term in Section 2.1.

          "Transfer" means any sale, transfer, assignment, or other disposition of any interest in, with or without consideration, any security, including any disposition of any security or of any interest therein which would constitute a sale thereof within the meaning of the 1933 Act.

          "UCC" means the Uniform Commercial Code as in effect from time to time in the state designated in Section 11.15 as the state whose laws shall govern this Agreement, or in any other state whose laws are held to govern this Agreement or any portion hereof.

          "United States Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as amended, and any successor statute.

          "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

          "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

     Section 1.2. Cross References. All references in this Agreement to Articles, Sections, subsections, Exhibits and Schedules, shall be to Articles, Sections, subsections, Exhibits and Schedules of this Agreement unless otherwise explicitly specified.

                                   ARTICLE II

                        Amount and Terms of the Term Loan

     Section 2.1. Term Loan. On the Closing Date, the Lender shall make a term loan ("Term Loan") to the Borrowers in the amount of Five Hundred and Fifty Thousand Dollars ($550,000.00). Except as otherwise provided in the immediately following sentence, the entire unpaid principal balance of the Term Loan, and any accrued and unpaid interest thereon, shall be payable by the Borrowers to the Lender ninety (90) days following the Closing Date. Notwithstanding anything hereinabove to the contrary, the entire unpaid principal balance of the Term Loan, and any accrued and unpaid interest thereon, shall be immediately due and payable upon the earlier to occur of (i) the Receivables Financing Event or (ii) the acceleration of the Obligations pursuant to Section 9.2. The Term Loan shall be evidenced by the Term Note in substantially the form attached hereto as Exhibit A.

     Section 2.2. Interest; Default Interest; Participations; Usury. Interest accruing on the Term Loan shall be due and payable in arrears on the last day of each month.

          (a) Interest Rate. Except as set forth in Sections 2.2(b) and 2.2(c), the outstanding principal balance of the Term Loan shall bear interest at the Interest Rate.

          (b) Default Interest Rate. At any time during any Default Period, in the Lender's sole discretion and without waiving any of its other rights and remedies, the principal of the Term Loan outstanding from time to time shall bear interest at the Default Rate, effective for any periods designated by the Lender from time to time during that Default Period.

          (c) Usury. In no event shall the aggregate interest payable exceed the maximum rate permitted under any applicable law or regulation, as in effect from time to time (the "Maximum Legal Rate") and if any provision of this Agreement or any other Loan Document is in contravention of any such law or regulation, interest payable under this Agreement and each other Loan Document shall be computed on the basis of the Maximum Legal Rate (so that such interest will not exceed the Maximum Legal Rate) and once the amount of interest payable hereunder or under the other Loan Documents is less than the Maximum Legal Rate, the Lender shall not reduce interest payable hereunder or under any other Loan Document below the amount computed based upon the Maximum Legal Rate until the aggregate amount of interest paid equals the amount of interest which would have been payable if the Maximum Legal Rate had not been imposed.

     Section 2.3. Computation of Interest. Interest accruing on the outstanding principal balance of the Term Loan shall be computed on the basis of actual number of days elapsed in a year of 360 days.

     Section 2.4. Origination Fee. The Borrowers hereby agree to pay the Lender an origination fee in the amount of $38,500 on the Closing Date. The origination fee shall be deemed earned as of the Closing Date and shall not be subject to rebate or proration for any reason.

     Section 2.5. Prepayment.

          (a) Voluntary Prepayment. The Borrowers may prepay the Term Loan in whole at any time or from time to time in part. All such prepayments shall be applied against the principal installments of the Term Loan in the inverse order of the maturities thereof.

          (b) Mandatory Prepayment. Upon the receipt of any proceeds received by a Borrower under a Receivables Financing Facility, the Borrowers shall make a prepayment of the Term Loan in an amount equal to fifty percent (50%) of such proceeds. All such prepayments shall be applied against the principal installments of the Term Loan in the inverse order of the maturities thereof.

          (c) Prepayment Fee. The Borrowers shall pay to the Lender a prepayment fee in the amount of (a) $7,000 if (i) a prepayment is made by the Borrowers to the Lender during the period commencing with the Closing Date and ending on the date that is thirty (30) days after the Closing Date and
     (ii) the aggregate amount of prepayments made by the Borrowers after the Closing Date exceeds $275,000 and (b) $3,500 if (i) a prepayment is made by the Borrowers to the Lender during the period commencing with the date that is thirty-one (31) days after the Closing Date and ending on the date that is sixty (60) days after the Closing Date and (ii) the aggregate amount of prepayments made by the Borrowers after the Closing Date exceeds $275,000. Borrowers shall not be required to pay a prepayment fee if the Borrowers make prepayments following the date that is sixty (60) days after the Closing Date.

                                   ARTICLE III

                             Issuance of the Shares

     On the Closing Date, as partial consideration for the Term Loan, Frontline shall issue, sell and deliver to the Lender, and the Lender shall purchase from Frontline, the Shares.

                                   ARTICLE IV

                             Lien; Occupancy; Setoff

     Section 4.1. Grant of Lien. Frontline hereby pledges, assigns and grants to the Lender a security interest in and a Lien upon all of the Collateral, as security for the payment and performance of the Obligations. Frontline acknowledges and agrees that the defined term Collateral covers all assets of Frontline except as otherwise provided in the definition of "Collateral". Frontline hereby authorizes the Lender at any time and from time to time to file financing and continuation statements and amendments thereto reflecting the same.

     Section 4.2. Notification of Account Debtors and Other Obligors. During a Default Period, the Lender may at any time notify any account debtor or other Person obligated to pay the amount due that such right to payment has been assigned or transferred to the Lender for security and shall be paid directly to the Lender. Frontline will join in giving such notice if the Lender so requests. At any time after Frontline or the Lender gives such notice to an account debtor or other obligor, the Lender may, but need not, in the Lender's name or in Frontline's name, (a) demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any such account debtor or other obligor; and (b) upon the occurrence and during the continuance of an Event of Default, as Frontline's agent and attorney-in-fact, notify the United States Postal Service to change the address for delivery of Frontline's mail to any address designated by the Lender, otherwise intercept Frontline's mail, and receive, open and dispose of Frontline's mail, applying all Collateral as permitted under this Agreement and holding all other mail for Frontline's account or forwarding such mail to Frontline's last known address.

     Section 4.3. Assignment of Insurance. As additional security for the payment and performance of the Obligations, Frontline hereby assigns to the Lender any and all monies (including, without limitation, proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of Frontline with respect to, any and all policies of insurance now or at any time hereafter covering the Collateral or any evidence thereof or any business records or valuable papers pertaining thereto, and Frontline hereby directs the issuer of any such policy to pay all such monies directly to the Lender. During a Default Period, the Lender may (but need not), in the Lender's name or in Frontline's name, execute and deliver proof of claim, receive all such monies, endorse checks and other instruments representing payment of such monies, and adjust, litigate, compromise or release any claim against the issuer of any such policy.

     Section 4.4. Occupancy.

          (a) Frontline hereby irrevocably grants to the Lender the right to take possession of the Premises at any time during a Default Period.

          (b) The Lender may use the Premises only to hold, process, manufacture, sell, use, store, liquidate, realize upon or otherwise dispose of goods that are Collateral and for other purposes that the Lender may in good faith deem to be related or incidental purposes.

          (c) The Lender's right to hold the Premises shall cease and terminate upon the earlier of (i) payment in full and discharge of all Obligations, and (ii) final sale or disposition of all goods constituting Collateral and delivery of all such goods to purchasers.

          (d) The Lender shall not be obligated to pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises; provided, however, that if the Lender does pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises, Frontline shall reimburse the Lender promptly for the full amount thereof. In addition, Frontline will pay, or reimburse the Lender for, all taxes, fees, duties, imposts, charges and expenses at any time incurred by or imposed upon the Lender by reason of the execution, delivery, existence, recordation, performance or enforcement of this Agreement or the provisions of this Section 4.4.

     Section 4.5. License. Without limiting the generality of any security agreement granting the Lender a Lien in any or all of the intellectual property owned by Frontline, Frontline hereby grants to the Lender a non-exclusive, worldwide and royalty-free license to use or otherwise exploit all trademarks, franchises, trade names, copyrights and patents of Frontline for the purpose of selling, leasing or otherwise disposing of any or all Collateral during any Default Period. Solely for clarification purposes, the Lender confirms that it does not have a Lien or license in any intellectual property owned by Provo or any of its Affiliates.

     Section 4.6. Financing Statement. A carbon, photographic or other reproduction of this Agreement or of any financing statements signed by Frontline is sufficient as a financing statement and may be filed as a financing statement in any state to perfect the security interests and Liens granted hereby. For this purpose, the following information is set forth:

          Name and address of Frontline:
          Frontline Communications Corporation
          One Blue Hill Plaza
          Pearl River, New York 10965
          Organizational Identification Number: 2718950

          Name and address of the Lender:
          IIG Equity Opportunities Fund Ltd.
          c/o IIG Capital LLC
          1500 Broadway, 17th Floor
          New York, New York 10036

     Section 4.7. Setoff. Frontline agrees that the Lender may at any time or from time to time, at its sole discretion and without demand and without notice to anyone, setoff any liability owed to Frontline by the Lender, whether or not due, against any Obligation, whether or not due. In addition, each other Person holding a participating interest in any Obligations shall have the right to appropriate or setoff any deposit or other liability then owed by such Person to Frontline, whether or not due, and apply the same to the payment of said participating interest, as fully as if such Person had lent directly to Frontline the amount of such participating interest.

     Section 4.8. Power of Attorney. Frontline hereby appoints the Lender or any other Person whom the Lender may designate as Frontline's attorney, with power, during a Default Period, to: (i) endorse Frontline's name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into Lender's possession; (ii) sign Frontline's name on any invoice or bill of lading relating to any Receivables of Frontline, drafts against customers, schedules and assignments of Receivables of Frontline, notices of assignment, financing statements and other public records, verifications or account and notices to or from customers; (iii) verify the validity, amount or any other matter relating to any Receivable of Frontline by mail, telephone, telegraph or otherwise with account debtors; (iv) execute customs declarations and such other documents as may be required to clear Inventory of Frontline through customs; and (v) do all things necessary to carry out this Agreement, any other Loan Documents and all related documents. Frontline hereby ratifies and approves all acts of the attorney. Neither the Lender nor the attorney will be liable for any acts or omissions or for any error of judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable so long as any Receivable of Frontline which is assigned to the Lender or in which the Lender has a security interest remains unpaid and until any Obligations have been fully satisfied.

     Section 4.9. Termination of Lien. The Liens and rights granted to the Lender hereunder and any other Loan Documents and the financing statements filed in connection herewith or therewith shall continue in full force and effect, notwithstanding the termination of this Agreement until (a) all of the Obligations of the Borrowers have been paid or performed in full after the termination of this Agreement or the Borrowers have furnished the Lender with an indemnification satisfactory to the Lender with respect thereto and (b) Frontline has an executed release of any and all claims which the Borrowers may have or thereafter have under this Agreement or any other Loan Documents. Accordingly, Frontline waives any rights which it may have under the UCC to demand the filing of termination statements with respect to the Collateral, and the Lender shall not be required to send such termination statements to Frontline, or to file them with any filing office, unless and until all Loan Documents shall have been terminated in accordance with its terms and all Obligations paid in full in immediately available funds.

                                    ARTICLE V

                 Representations and Warranties of the Borrowers

         Each Borrower represents and warrants to the Lender as follows:

     Section 5.1. Organization and Power; Name; Chief Executive Office; Inventory and Equipment Locations; Organizational Identification Number. Frontline is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and Provo is a corporation duly organized and existing under the laws of the United Mexican States. Each Borrower is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary. Each Borrower has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, the Loan Documents. Each Borrower's chief executive office and principal place of business is located at the address set forth in Schedule 5.1, and all of such Borrower's records relating to its business or the Collateral are kept at that location. All Inventory and Equipment of Frontline is located at its chief executive office or at one of the other locations set forth in Schedule 5.1. Frontline's organizational identification number is correctly set forth in Section 4.6 hereto.

     Section 5.2. Authorization of Borrowing; No Conflict as to Law or Agreements. The execution, delivery and performance by each Borrower of the Loan Documents have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of any Borrower's shareholders;
(ii) require any authorization, consent or approval by, or registration, declaration or filing with, or notice to, any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any third party, except such authorization, consent, approval, registration, declaration, filing or notice as has been obtained, accomplished or given prior to the date hereof; (iii) violate any provision of any law, rule or regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to any Borrower or of any Borrower's certificate of incorporation, bylaws or other organizational document; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which any Borrower is a party or by which it or its properties may be bound or affected; (v) contravene any provision of any Borrower's certificate of incorporation, bylaws or other organizational document or (vi) result in, or require, the creation or imposition of any Lien upon or with respect to any of the properties now owned or hereafter acquired by any Borrower.

     Section 5.3. Capitalization. As of the date hereof, the authorized capital stock of Frontline, after giving effect to the issuance of the Shares, is as set forth on Schedule 5.3 hereto. All of such outstanding shares of capital stock have been, or upon issuance (including the Shares) will be, validly authorized and issued, fully paid and non-assessable, and issued in accordance with the registration provisions of the 1933 Act, or pursuant to valid exemptions therefrom. Except as disclosed in Schedule 5.3 hereto: (a) no shares of Frontline's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by Frontline, nor is any Person entitled to preemptive or similar rights arising out of any agreement or understanding with Frontline by virtue of any of the Loan Documents; (b) there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of capital stock of Frontline, or contracts, commitments, understandings or arrangements by which Frontline is or may become bound to issue additional shares of capital stock of Frontline or options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of Frontline; (c) there are no outstanding debt securities of Frontline; (d) there are no agreements or arrangements under which Frontline is obligated to register the sale of any of their securities under the 1933 Act; (e) there are no outstanding equity securities of Frontline which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which Frontline is or may become bound to redeem an equity security of Frontline; (f) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares; (g) Frontline does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement; and (h) except as specifically disclosed in its filings made with the SEC, no Person or group of related Persons, to Frontline's knowledge, beneficially owns (as determined pursuant to Rule 13d-3 promulgated under the 1934 Act) or has the right to acquire by agreement with or by obligation binding upon Frontline beneficial ownership of in excess of 5% of the Common Stock.

     Schedule 5.3 contains a true and complete table setting the pro forma capitalization of Frontline on a fully diluted basis giving effect to: (a) the issuance of the Shares; (b) any adjustments in other securities resulting from such issuance; and (c) the exercise or conversion of all outstanding securities.

     Section 5.4. Legal Agreements. This Agreement constitutes and, upon due execution by each Borrower, the other Loan Documents will constitute, the legal, valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms, except insofar as the enforceability thereof may be limited
(a) by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) by general principles of equity and public policy (regardless of whether considered at law or in equity).

     Section 5.5. Litigation. Except as otherwise disclosed in Schedule 5.5. there are no actions, suits or proceedings pending or, to each Borrower's knowledge, threatened against or affecting such Borrower or the properties of such Borrower before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to such Borrower could have a Material Adverse Effect.

     Section 5.6. Regulation U. No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

     Section 5.7. Taxes. Each Borrower and its Affiliates have paid or caused to be paid to the proper authorities when due all federal, state and local taxes required to be withheld by each of them. Each Borrower and its Affiliates have filed all federal, state and local tax returns that are required to be filed, and each Borrower and its Affiliates have paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by any of them to the extent such taxes have become due.

     Section 5.8. Titles and Liens. Frontline has good and absolute title to all Collateral, free and clear of all Liens, except for Permitted Liens. No financing statement naming Frontline as debtor is on file in any office except to perfect Permitted Liens.

     Section 5.9. Plans. Except as disclosed to the Lender in writing prior to the date hereof, no Borrower or any of its Affiliates maintains or has maintained any Plan. No Borrower or any of its Affiliates has received any notice or has any knowledge to the effect that it is not in full compliance with any of the requirements of ERISA. No Reportable Event or other fact or circumstance which may have an adverse effect on the Plan's tax qualified status exists in connection with any Plan.

     Section 5.10. Default. Each Borrower is in compliance with all provisions of all agreements, instruments, decrees and orders to which it is a party or by which it or its property is bound or affected, the breach or default of which could have a Material Adverse Effect.

     Section 5.11. Environmental Matters. Except as otherwise disclosed in the SEC Documents and to the best knowledge of each Borrower:

          (a) There are not present in, on or under the Premises any Hazardous Substances in such form or quantity as to create any liability or obligation for either any Borrower or the Lender under common law of any jurisdiction or under any Environmental Law, and no Hazardous Substances have ever been stored, buried, spilled, leaked, discharged, emitted or released in, on or under the Premises in such a way as to create any such liability.

          (b) No Borrower has disposed of Hazardous Substances in such a manner as to create any liability under any Environmental Law.

          (c) There are not and there never have been any requests, claims, notices, investigations, demands, administrative proceedings, hearings or litigation, relating in any way to the Premises or any Borrower, alleging liability under, violation of, or noncompliance with any Environmental Law or any license, permit or other authorization issued pursuant thereto. To each Borrower's best knowledge, no such matter is threatened or impending.

          (d) Each Borrower's businesses are and have in the past always been conducted in accordance with all Environmental Laws and all licenses, permits and other authorizations required pursuant to any Environmental Law and necessary for the lawful and efficient operation of such businesses are in such Borrower's possession and are in full force and effect. No material permit required under any Environmental Law is scheduled to expire within 12 months and there is no threat that any such permit will be withdrawn, terminated, limited or materially changed.

          (e) To each Borrower's best knowledge, the Premises are not and never have been listed on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System or any similar federal, state or local list, schedule, log, inventory or database.

          (f) Each Borrower has delivered to the Lender all environmental assessments, audits, reports, permits, licenses and other documents describing or relating in any way to the Premises or such Borrower's businesses.

     Section 5.12. Submissions to the Lender. All financial and other information provided to the Lender by or on behalf of each Borrower in connection with such Borrower's request for the credit facility contemplated hereby is true and correct in all material respects and, as to projections, valuations or pro forma financial statements, present a good faith opinion as to such projections, valuations and pro forma condition and results.

     Section 5.13. Financing Statements. Frontline has authorized the Lender to file financing statements sufficient when filed to perfect the Liens created by the Loan Documents. When such financing statements are filed in the offices noted therein, the Lender will have a valid and perfected Lien in all Collateral and all other collateral described in the Loan Documents which is capable of being perfected by filing financing statements. None of the Collateral or other collateral covered by the Loan Documents is or will become a fixture on real estate, unless a sufficient fixture filing is in effect with respect thereto.

     Section 5.14. Rights to Payment. Each right to payment and each instrument, document, Chattel Paper and other agreement constituting or evidencing Collateral or other collateral covered by the other Loan Documents is (or, in the case of all future Collateral or such other collateral, will be when arising or issued) the valid, genuine and legally enforceable obligation, subject to no defense, setoff or counterclaim, of the account debtor or other obligor named therein or in Frontline's records pertaining thereto as being obligated to pay such obligation.

     Section 5.15. Intellectual Property. Frontline possesses all of the licenses, patents, copyrights, trademarks and tradenames necessary to conduct its business. There has been no assertion or claim of violation or infringement with respect thereof and all such licenses, patents, copyrights, trademarks and tradenames are listed on Schedule 5.15.

     Section 5.16. SEC Documents and Financial Statements. Since January 1, 2001, Frontline has timely filed with the SEC all forms, reports, schedules, statements and other documents required to be filed by it under the 1934 Act or the 1933 Act (such documents, as supplemented and amended since the time of filing, collectively, the "SEC Documents"). The SEC Documents, including, without limitation, any financial statements or schedules included or incorporated by reference therein, at the time filed (and, in the case of registration statements, on the dates of effectiveness) (a) as of its filing did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the 1934 Act and the 1933 Act, as the case may be and the rules and regulations thereunder. The financial statements of Frontline together with any related schedules and notes included in the SEC Documents at the time filed (and, in the case of registration statements, on the dates of effectiveness) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and fairly present (subject in the case of unaudited statements to normal, recurring audit adjustments) the combined financial position of Frontline and its Subsidiaries, as of the dates thereof and the combined results of operations, statements of stockholder equity, and cash flows for the periods then ended.

     Section 5.17. No Public Offer. Assuming the accuracy of the representations and warranties of the Lender contained in Article VI of this Agreement, the sale and issuance of the Shares will be exempt from the registration requirements of
Section 5 of the 1933 Act, and the Shares will have been registered or qualified (or be exempt from registration or qualification) under applicable state securities laws. Neither Frontline nor anyone acting on its behalf has offered to any Person securities of Frontline, nor any part thereof, nor any instruments convertible, exercisable, or exchangeable into such securities, or has solicited from any Person any offer to acquire the same, in a manner so as to make the transactions contemplated by this Agreement not exempt from the registration requirements of Section 5 of the 1933 Act or any state securities laws.

     Section 5.18. No Material Misstatements or Omissions. Neither this Agreement nor any of the Loan Documents contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading. There is no fact or information relating to the business, prospects, condition (financial or otherwise), affairs, operations, or assets of Frontline or its Subsidiaries that has not been disclosed to the Lender in writing by Frontline that could result in a Material Adverse Effect, including, without limitation, through disclosure in the SEC Documents. The financial statements and other related financial data furnished to the Lender by or at the direction of Frontline in connection with the negotiation of this Agreement do not contain any material misstatement of fact and, when considered with all other written statements furnished to the Lender in that connection, such financial statements, related financial data and reserve reports do not omit to state a material fact or any fact necessary to make the statements contained therein not misleading. The circumstances and events that are not required to be identified on the Schedules hereto by reason of the materiality qualifications contained in the representations and warranties in this Article V, or which are otherwise within such qualifications, in the aggregate do not have, and could not reasonably be expected to have, a Material Adverse Effect on Frontline when taken in the context of all of the assets, obligations and operations of Frontline.

     Section 5.19. Fees and Commissions. No Borrower has retained, nor are any fees due from any Borrower to, any intermediary retained by such party, any finder, broker, agent, financial advisor, or other intermediary, in connection with the transactions contemplated by this Agreement and the other Loan Documents.

                                   ARTICLE VI

                  Representations and Warranties of the Lender

           The Lender represents and warrants to Frontline as follows:

     Section 6.1. Purchase for its Own Account. The Lender is purchasing the Shares, without a view to the distribution thereof in violation of the 1933 Act, all without prejudice, however, to the right of the Lender at any time, in accordance with this Agreement or the Loan Documents, lawfully to sell or otherwise to dispose of all or any part of the Shares held by it.

     Section 6.2. Accredited Purchaser. The Lender is an "accredited investor" within the meaning of Regulation D promulgated under the 1933 Act.

     Section 6.3. Authority, Etc. The Lender has the power and authority to enter into and perform this Agreement and the other Loan Documents and the execution and performance hereof have been duly authorized by all proper and necessary action; this Agreement and the other Loan Documents constitute the valid and legally binding obligation of the Lender, enforceable against it in accordance with its terms, except insofar as the enforceability thereof may be limited (a) by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and
(b) by general principles of equity and public policy (regardless of whether considered at law or in equity).

     Section 6.4. 1933 Act Compliance. The Lender understands that Frontline has not registered the Shares under the 1933 Act, and the Lender agrees that the Shares may not be sold or transferred or offered for sale or transfer by it without registration under the 1933 Act or the availability of an exemption therefrom.

     Section 6.5. Access to Information; Knowledge and Experience. The Lender
(a) has been furnished with or has had access to the information the Lender has requested from Frontline, (b) has had an opportunity to discuss with management of Frontline the intended business and financial affairs of Frontline and (C) has such knowledge and experience in business and financial matters and with respect to investments in securities similar to the Shares that it is capable of evaluating the risks and merits of this investment. The Lender's representations in this subsection shall in no way limit the enforceability of any representation made by Frontline in any of the Loan Documents.

     Section 6.6. Liquidity. The Lender has no need for liquidity in its investment in the Shares and is able to bear the economic risk of its investment in the Shares and the complete loss of all of such investments.

     Section 6.7. Risks. The Lender recognizes that an investment in Frontline involves certain risks, and has taken full cognizance of, and understands all of, the risk factors related to the purchase of the Shares.

                                   ARTICLE VII

                     Affirmative Covenants of the Borrowers

          So long as the Obligations shall remain unpaid, or the Term Loan shall remain outstanding, each Borrower will comply with the following requirements, unless the Lender shall otherwise consent in writing:

     Section 7.1. Reporting Requirements. Each Borrower will deliver, or cause to be delivered, to the Lender each of the following, which shall be in form and substance acceptable to the Lender:

          (a) immediately after the commencement thereof, notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting any Borrower of the type described in Section 5.11 or which seek a monetary recovery against any Borrower in excess of One Hundred Thousand Dollars ($100,000);

          (b) as promptly as practicable (but in any event not later than five
     (5) Business Days) after an officer of any Borrower obtains knowledge of the occurrence of any breach, default or event of default under any Loan Document or any event which constitutes a Default or Event of Default, notice of such occurrence, together with a detailed statement by a responsible officer of such Borrower of the steps being taken by such Borrower to cure the effect of such breach, default or event;

          (c) as soon as possible and in any event within thirty (30) days after any Borrower knows that any Reportable Event with respect to any Plan has occurred, the statement of such Borrower's chief financial officer setting forth details as to such Reportable Event and the action which such Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event to the Pension Benefit Guaranty Corporation;

          (d) as soon as possible, and in any event within ten (10) days after any Borrower fails to make any quarterly contribution required with respect to any Plan under Section 412(m) of the Internal Revenue Code of 1986, as amended, the statement of such Borrower's chief financial officer setting forth details as to such failure and the action which such Borrower proposes to take with respect thereto, together with a copy of any notice of such failure required to be provided to the Pension Benefit Guaranty Corporation;

          (e) promptly upon knowledge thereof, notice of any Borrower's violation of any law, rule or regulation, the non-compliance with which could have a Material Adverse Effect; and

          (f) Frontline will immediately notify the Lender if at any time it holds or acquires any commercial tort claim (as defined in the UCC) and Frontline will enter into a supplement to this Agreement granting to Lender a Lien in such commercial tort claim and in all proceeds thereof, with such agreement to be in form and substance satisfactory to the Lender.

     Section 7.2. Books and Records; Inspection and Examination. Frontline will keep accurate books of record and account for itself pertaining to the Collateral and each Borrower will keep accurate books of records and account for itself pertaining to such Borrower's business and financial condition and such other matters as the Lender may from time to time request in which true and complete entries will be made in accordance with GAAP and, during a Default Period, upon the Lender's request, will permit any officer, employee, attorney or accountant for the Lender to audit, review, make extracts from or copy any and all corporate and financial books and records of such Borrower at all times during ordinary business hours, to send and discuss with account debtors and other obligors requests for verification of amounts owed to each Borrower, and to discuss each Borrower's affairs with any of its directors, officers, employees or agents. During a Default Period, Frontline will permit the Lender, or its employees, accountants, attorneys or agents, to examine and inspect any Collateral, other collateral covered by the Loan Documents or any other property of Frontline at any time during ordinary business hours.

     Section 7.3. Compliance with Laws.

          (a) Each Borrower will (i) comply with the requirements of applicable laws and regulations, the non-compliance with which could reasonably be expected to have a Material Adverse Effect and (ii) use and keep the Collateral, and require that others use and keep the Collateral, only for lawful purposes, without violation of any federal, state or local law, statute or ordinance.

          (b) Without limiting the foregoing undertakings, each Borrower specifically agrees that it will comply with all applicable Environmental Laws and obtain and comply with all permits, licenses and similar approvals required by any Environmental Laws, and will not generate, use, transport, treat, store or dispose of any Hazardous Substances in such a manner as to create any liability or obligation under the common law of any jurisdiction or any Environmental Law.

     Section 7.4. Payment of Taxes and Other Claims. Each Borrower will pay or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it (including, without limitation, the Collateral) or upon or against the creation, perfection or continuance of the Lien, prior to the date on which penalties attach thereto, (b) all federal, state and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon any properties of Frontline; provided, that no Borrower shall be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which proper reserves have been made.

     Section 7.5. Maintenance of Properties.

          (a) Frontline will keep and maintain the Collateral, the other collateral covered by the other Loan Documents and all of its other properties necessary or useful in its business in good condition, repair and working order (normal wear and tear excepted) and will from time to time replace or repair any worn, defective or broken parts; provided, however, that nothing in this Section 7.5 shall prevent Frontline from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the Lender's judgment, desirable in the conduct of Frontline's business and not disadvantageous in any material respect to the Lender.

          (b) Frontline will defend the Collateral against all claims or demands of all Persons (other than the Lender) claiming the Collateral or any interest therein.

          (c) Frontline will keep all Collateral and other collateral covered by the Loan Documents free and clear of all Liens, except Permitted Liens.

     Section 7.6. Insurance. Frontline will bear the full risk of loss from any loss of any nature whatsoever with respect to the Collateral. At Frontline's own cost and expense in amounts and with carriers reasonably acceptable to the Lender, Frontline shall (a) keep all its insurable properties and properties in which it has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to Frontline's including, without limitation, business interruption insurance; (b) at Lender's request, maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to the Frontline's insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of Frontline either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (c) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (d) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which Frontline is engaged in business; and (e) at Lender's request, furnish the Lender with (i) copies of all policies and evidence of the maintenance of such policies at least thirty (30) days before any expiration date, (ii) endorsements to such policies naming the Lender as "co-insured" or "additional insured" and appropriate loss payable endorsements in form and substance satisfactory to the Lender, naming the Lender as loss payee, and (iii) evidence that as to the Lender the insurance coverage shall not be impaired or invalidated by any act or neglect of Frontline and the insurer will provide the Lender with at least thirty (30) days notice prior to cancellation. At Lender's request, Frontline shall instruct the insurance carriers that in the event of any loss thereunder, the carriers shall make payment for such loss to the Lender and not to Frontline and the Lender jointly. If any insurance losses are paid by check, draft or other instrument payable to Frontline and the Lender jointly, the Lender may endorse Frontline's name thereon and do such other things as the Lender may deem advisable to reduce the same to cash. The Lender is hereby authorized to adjust and compromise claims. All loss recoveries received by the Lender upon any such insurance may be applied to the Obligations, in such order as the Lender in its sole discretion shall determine. Any surplus shall be paid by the Lender to Frontline or applied as may be otherwise required by law. Any deficiency thereon shall be paid by Frontline to the Lender, on demand.

     Section 7.7. Preservation of Existence. Each Borrower will preserve and maintain its existence and all of its rights, privileges and franchises necessary or reasonably desirable in the normal conduct of its business and shall conduct its business in an orderly, efficient and regular manner.

     Section 7.8. Delivery of Instruments, etc. During a Default Period, upon request by the Lender, Frontline will promptly deliver to the Lender in pledge all instruments, documents and Chattel Paper constituting Collateral, duly endorsed or assigned by Frontline or accompanied by stock powers, allonges or other instruments of transfer (executed in blank).

     Section 7.9. Performance by the Lender. If any Borrower at any time fails to perform or observe any of the foregoing covenants contained in this Article VII or elsewhere herein, the Lender may, but need not, perform or observe such covenant on behalf and in the name, place and stead of such Borrower (or, at the Lender's option, in the Lender's name) and may, but need not, take any and all other actions which the Lender may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of Liens, the performance of obligations owed to account debtors or other obligors, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing statements, and the endorsement of instruments); and the Borrowers shall thereupon pay to the Lender on demand the amount of all monies expended and all costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by the Lender in connection with or as a result of the performance or observance of such agreements or the taking of such action by the Lender, together with interest thereon from the date expended or incurred at the Interest Rate. To facilitate the Lender's performance or observance of such covenants of each Borrower, each Borrower hereby irrevocably appoints the Lender, or the Lender's delegate, acting alone, as such Borrower's attorney in fact (which appointment is coupled with an interest) with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file in the name and on behalf of such Borrower any and all instruments, documents, assignments, security agreements, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by such Borrower under this Section 7.9.

     Section 7.10. Securities Laws. Frontline will comply with all applicable federal and state securities laws, rules, regulations and orders in connection with the issuance of the Shares. Frontline will continue to take all action necessary to continue the listing or trading of the Common Stock on the American Stock Exchange or any relevant market or system, if applicable, and will comply with Frontline's reporting, filing, listing and other requirements thereunder including, without limitation, the listing of the Shares issuable hereunder or other obligations under the rules of the American Stock Exchange or any relevant market or system.

     Section 7.11. SEC Reporting. Frontline shall remain current in its SEC reporting obligations.

     Section 7.12. Use of Proceeds. The proceeds of the Term Loan shall only be used by the Borrowers to (a) pay in full any and all amounts owing to Delanet, Inc., (b) pay any and all fees and expenses in connection with the Provo Acquisition and (c) for the Borrowers' general working capital purposes.

                                  ARTICLE VIII

                       Negative Covenants of the Borrowers

          So long as the Obligations shall remain unpaid, or the Term Loan shall remain outstanding, each Borrower agrees that, without the Lender's prior written consent:

     Section 8.1. Liens. No Borrower will create, incur or suffer to exist any Lien, assignment or transfer upon or of any of its assets, now owned or hereafter acquired, to secure any indebtedness; excluding Permitted Liens.

     Section 8.2. Sale or Transfer of Assets; Suspension of Business Operations. No Borrower will sell, lease, assign, transfer or otherwise dispose of (i) all or a substantial part of its assets, or (ii) any Collateral or any interest therein (whether in one transaction or in a series of transactions) to any other Person other than the sale of its Inventory in the ordinary course of business and will not liquidate, dissolve or suspend business operations. No Borrower will in any manner transfer any property without prior or present receipt of full and adequate consideration.

     Section 8.3. Consolidation and Merger; Asset Acquisitions; Reorganization. No Borrower will consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all the assets of any other Person except for the Provo Acquisition. No Borrower will reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date of this Agreement.

     Section 8.4. Sale and Leaseback. No Borrower will enter into any arrangement, directly or indirectly, with any other Person whereby such Borrower shall sell or transfer any real or personal property, whether now owned or hereafter acquired, and then or thereafter rent or lease as lessee such property or any part thereof or any other property which such Borrower intends to use for substantially the same purpose or purposes as the property being sold or transferred other than such an arrangement entered into by Provo in connection with its owned motor vehicles.

     Section 8.5. Restrictions on Nature of Business. No Borrower will engage in any line of business materially different from that presently engaged in by such Borrower and will not purchase, lease or otherwise acquire assets not related to its business.

     Section 8.6. Defined Benefit Pension Plans. No Borrower will adopt, create, assume or become a party to any defined benefit pension plan, unless disclosed to the Lender pursuant to Section 5.9.

     Section 8.7. Other Defaults. No Borrower will permit any breach, default or event of default to occur under any note, loan agreement, indenture, lease, mortgage, contract for deed, security agreement or other contractual obligation binding upon such Borrower.

     Section 8.8. Place of Business; Name. No Borrower will transfer its chief executive office or principal place of business, or move, relocate, close or sell any business location, provided, that any Borrower may change such locations or open a new location provided, that such Borrower provides the Lender with thirty (30) days prior written notice of such changes or new location and (ii) in the case of Frontline, prior to such change or opening of a new location Frontline executes and delivers to the Lender such financing statements and other agreements as the Lender may request, including, without limitation, landlord agreements, mortgagee agreements and warehouse agreements, each in form and substance satisfactory to the Lender. No Borrower will change its name.

     Section 8.9. Organizational Documents. No Borrower will amend its certificate of incorporation, bylaws or other organizational document or change its corporate structure.

     Section 8.10. Change in Ownership and Management. Except as contemplated under the Stock Purchase Agreement, no Borrower will issue or sell any equity so as to change the percentage of voting and non-voting equity owned by such Borrower's shareholders on the Closing Date, and no Borrower will permit or suffer to occur the sale, transfer, assignment, pledge or other disposition of any or all of the issued and outstanding equity interest of such Borrower.

                                   ARTICLE IX

                     Events of Default, Rights and Remedies

     Section 9.1. Events of Default. This Agreement sets forth a non-exclusive list of certain critical events after the occurrence of which the Lender expects that it would demand immediate payment of the Obligations and exercise its remedies. "Event of Default", wherever used herein, means any one of the following events:

          (a) Default in the payment of the Obligations on demand or on any portion of the Obligations that otherwise becomes due and payable; or

          (b) Default in the performance, or breach, of any covenant or agreement of any Borrower contained in this Agreement; or

          (c) Any Borrower shall be or become insolvent, or admit in writing its or his inability to pay its or his debts as they mature, or make an assignment for the benefit of creditors; or any Borrower shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or him or for all or any substantial part of its or his property; or such receiver, trustee or similar officer shall be appointed without the application or consent of such Borrower, as the case may be; or any Borrower shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it or him under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against any Borrower; writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of any Borrower and such proceeding is not dismissed or stayed within thirty (30) days; or

          (d) A petition shall be filed by or against any Borrower under the United States Bankruptcy Code naming such Borrower as debtor and such petition is not dismissed or stayed within thirty (30) days; or

          (e) Any representation or warranty made by any Borrower in this Agreement, or by any Borrower (or any of its officers) in any agreement, certificate, instrument or financial statement or other statement contemplated by or made or delivered pursuant to or in connection with this Agreement shall prove to have been incorrect in any material respect when deemed to be effective; or

          (f) The rendering against any Borrower of a final judgment, decree or order for the payment of money in excess of Fifty Thousand Dollars ($50,000) and the continuance of such judgment, decree or order unsatisfied and in effect for any period of thirty (30) consecutive days without a stay of execution; or

          (g) Any Reportable Event, which the Lender determines in good faith might constitute grounds for the termination of any Plan or for the appointment by the appropriate United States District Court of a trustee to administer any Plan, shall have occurred and be continuing thirty (30) days after written notice to such effect shall have been given to any Borrower by the Lender; or a trustee shall have been appointed by an appropriate United States District Court to administer any Plan; or the Pension Benefit Guaranty Corporation shall have instituted proceedings to terminate any Plan or to appoint a trustee to administer any Plan; or any Borrower shall have filed for a distress termination of any Plan under Title IV of ERISA; or any Borrower shall have failed to make any quarterly contribution required with respect to any Plan under Section 412(m) of the Internal Revenue Code of 1986, as amended, which the Lender determines in good faith may by itself, or in combination with any such failures that the Lender may determine are likely to occur in the future, result in the imposition of a lien on any Borrower's assets in favor of the Plan; or

          (h) An event of default shall occur under any Loan Document or under any other security agreement, mortgage, deed of trust, assignment or other instrument or agreement securing any Obligations; or

          (i) Any Borrower shall liquidate, dissolve, terminate or suspend its business operations or otherwise fail to operate its business in the ordinary course, or sell all or substantially all of its assets, without the Lender's prior written consent; or

          (j) Any Borrower shall fail to pay, withhold, collect or remit any tax or tax deficiency when assessed or due (other than any tax deficiency which is being contested in good faith and by proper proceedings and for which it shall have set aside on its books adequate reserves therefor) or notice of any state or federal tax liens shall be filed or issued; or

          (k) Any Lien created under any Loan Document for any reason ceases to be or is not a valid and perfected Lien having a first priority or a lesser priority to the extent permitted in the Loan Documents; or

          (l) The Real Property subject to each Mortgage is not free, clear and discharged of any and all Liens other than the mortgage granted in favor of the Lender and those matters expressly permitted under such Mortgage; or

          (m) Default in the payment of any amount owed by any Borrower to the Lender other than any indebtedness arising hereunder; or

          (n) Any event or circumstance with respect to any Borrower shall occur such that the Lender shall believe in good faith that the prospect of payment of all or any part of the Obligations or the performance by such Borrower under the Loan Documents is impaired or that shall have a Material Adverse Effect; or

          (o) if SCH or ACH attempt to terminate, challenge the validity of, or its liability under the Limited Guaranty or the Mortgage;

          (p) if SCH or ACH default in its obligations under the Limited Guaranty or the Mortgage or if any proceeding shall be brought to challenge the validity, binding effect of the Limited Guaranty or the Mortgage, or should SCH or ACH breach any representation, warranty or covenant contained in the Limited Guaranty or the Mortgage or should the Limited Guaranty or the Mortgage cease to be a valid, binding and enforceable obligation;

          (q) any Borrower shall take or participate in any action which would be prohibited under the provisions of the Subordination Agreement or make any payment on the Debt subordinated to the Lender that any Person was not entitled to receive under the provisions of the Subordination Agreement;

          (r) Any Change of Control shall occur with respect to any Borrower other than a Change of Control that occurs as a result of the transactions contemplated under the Stock Purchase Agreement; or

          (s) Lender shall in good faith deem itself insecure or unsafe or shall fear diminution in value, removal or waste of the Collateral; or

          (t) The indictment or threatened indictment of any Borrower, any officer of any Borrower under any criminal statute, or commencement or threatened commencement of criminal or civil proceeding against any Borrower or any officer of any Borrower pursuant to which statute or proceeding penalties or remedies sought or available include forfeiture of any of the property of any Borrower.

     Section 9.2. Rights and Remedies. During any Default Period, the Lender may exercise any or all of the following rights and remedies:

          (a) The Lender may, by notice to the Borrowers, declare the Obligations to be forthwith due and payable, whereupon all Obligations shall become and be forthwith due and payable, without presentment, notice of dishonor, protest or further notice of any kind, all of which each Borrower hereby expressly waives;

          (b) The Lender may, without notice to any Borrower and without further action, apply any and all money owing by the Lender to any Borrower to the payment of the Obligations;

          (c) The Lender may exercise and enforce any and all rights and remedies available upon default to a secured party under the UCC, including, without limitation, the right to take possession of Collateral, or any evidence thereof, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which each Borrower hereby expressly waives) and the right to sell, lease or otherwise dispose of any or all of the Collateral, and, in connection therewith, Frontline will on demand assemble the Collateral and make it available to the Lender at a place to be designated by the Lender which is reasonably convenient to both parties;

          (d) The Lender may exercise and enforce its rights and remedies under the Loan Documents; and

          (e) The Lender may exercise any other rights and remedies available to it by law or agreement.

Notwithstanding the foregoing, upon the occurrence of an Event of Default described in subsections (c) or (d) of Section 9.1, the Obligations shall be immediately due and payable automatically without presentment, demand, protest or notice of any kind. In addition to all other sums due to the Lender, the Borrowers shall pay the Lender, for reasonable costs and expenses incurred by the Lender for internal collection efforts to obtain or enforce payment of the Receivables of Frontline, an amount equal to fifteen percent (15%) of the net face amount of any such Receivables collected.

     Section 9.3. Certain Notices. If notice to any Borrower of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 11.4) at least ten (10) calendar days before the date of intended disposition or other action.

                                   ARTICLE X

                             Transfer of Securities

     Section 10.1. Restriction on Transfer. The Restricted Securities shall not be transferable except a holder of Restricted Securities may transfer such Restricted Securities (i) to any Affiliate of such holder or (ii) upon the conditions specified in this Article X, which conditions are intended to insure compliance with the provisions of the 1933 Act in respect of the transfer thereof.

     Section 10.2. Restrictive Legends. Each certificate for the Restricted Securities and each certificate for any such securities issued to subsequent transferees of any such certificate shall (unless otherwise permitted by the provisions of Section 10.3 hereof) be stamped or otherwise imprinted with a legend in substantially the following form:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR APPLICABLE STATE BLUE SKY LAWS. ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE TERM LOAN AND SECURITY AGREEMENT, DATED AS OF APRIL ___, 2003, AMONG THE ISSUER HEREOF AND CERTAIN OTHER SIGNATORIES THERETO, AND NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. UPON THE FULFILLMENT OF CERTAIN OF SUCH CONDITIONS, THE ISSUER HEREOF HAS AGREED TO DELIVER TO THE HOLDER HEREOF A NEW CERTIFICATE, NOT BEARING THIS LEGEND, FOR THE SECURITIES REPRESENTED HEREBY REGISTERED IN THE NAME OF THE HOLDER HEREOF. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE ISSUER HEREOF."

     Section 10.3. Notice of Transfer.

          (a) Each holder shall, prior to any Transfer of any Restricted Securities (other than a Transfer referenced in clause (i) of Section 10.1 above), give written notice to Frontline of such holder's intention to effect such Transfer and to comply in all other respects with the provisions of this Section 10.3 in making such proposed Transfer. Each such notice shall describe the manner and circumstances of the proposed Transfer. Upon request by Frontline, the holder delivering such notice shall deliver a written opinion, addressed to Frontline, of counsel for such holder (which may be one of its internal counsels), stating that in the opinion of such counsel (which opinion shall be reasonably satisfactory to Frontline) such proposed Transfer does not involve a transaction requiring registration of such Restricted Securities under the 1933 Act. Such holder shall thereupon be entitled to Transfer the Restricted Securities in accordance with the terms of the notice delivered to Frontline, if Frontline does not reasonably object to such Transfer and request such opinion, within five days after delivery of such notice or, if Frontline does request such opinion, upon its receipt thereof. Each certificate or other instrument evidencing the securities issued upon the Transfer of any Restricted Securities (and each certificate or other instrument evidencing any untransferred balance of such Restricted Securities) shall bear the legend set forth in Section 10.2 above unless
     (i) such opinion of counsel is to the effect that registration of any future Transfer is not required by the applicable provisions of the 1933 Act or (ii) Frontline shall have waived the requirement of such legend.

          (b) Notwithstanding the foregoing provisions of this Section 10.3, the restrictions imposed by this Section 10.3 upon the transferability of any Restricted Securities shall cease and terminate when (i) any such Restricted Securities are sold or otherwise disposed of pursuant to an effective registration statement under the 1933 Act or as otherwise contemplated by paragraph (a) above in a manner that does not require that the Restricted Securities so transferred continue to bear the legend set forth in Section 10.2 above or (ii) the holder of such Restricted Securities has met the requirements for Transfer of such Restricted Securities under Rule 144(k). Whenever the restrictions imposed by this Section shall terminate, upon the written request of the holder of any Restricted Securities as to which such restrictions have terminated, as promptly as practicable but in any event within ten (10) Business Days of receipt of such request, Frontline shall, without charge, issue, register and deliver a new instrument not bearing the restrictive legend set forth in Section 10.2 above and not containing any other reference to the restrictions imposed by this Section.

                                   ARTICLE XI

                                  Miscellaneous

     Section 11.1. No Waiver; Cumulative Remedies. No failure or delay by the Lender in exercising any right, power or remedy under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the Loan Documents. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

     Section 11.2. Waivers. Each Borrower waives presentment and protest of any instrument and notice thereof, notice of default and all other notices to which such Borrower might otherwise be entitled.

     Section 11.3. Amendments, Etc. No amendment, modification, termination or waiver of any provision of any Loan Document or consent to any departure by any Borrower therefrom or any release of a Lien shall be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on any Borrower in any case shall entitle such Borrower to any other or further notice or demand in similar or other circumstances.

     Section 11.4. Addresses for Notices, Etc. Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for under the Loan Documents shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail, (c) sent by overnight courier of national reputation, or (d) transmitted by telecopy, in each case addressed or telecopied to the party to whom notice is being given at its address or telecopier number as set forth below:

          If to the Borrowers:

          Frontline Communication Corporation
          One Blue Hill Plaza
          Pearl River, New York 10965
          Attention:  Stephen J. Cole-Hatchard, CEO
          Telephone:  (845) 623-8553
          Telecopier: (845) 623-8669

          and:

          Provo, S.A. de C.V.
          Quintana Roo No. 28
          Col. Roma Sur
          06760 Mexico, D.F.
          Attention:  Ventura Martinez del Rio Arrangoiz
          Telephone:  011 (52.55) 5264-6442
          Telecopier: 011 (52.55) 5264-6442, ext. 182

          If to the Lender:
          IIG Equity Opportunities Fund Ltd.
          c/o IIG Capital LLC
          1500 Broadway, 17th Floor
          New York, New York 10036
          Attention:  George Sandhu
          Telephone:  (212) 806-5100
          Telecopier: (212) 806-5199

or, as to each party, at such other address or telecopier number as may hereafter be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall be deemed to have been given on
(a) the date received if personally delivered, (b) when deposited in the mail if delivered by mail, (c) the date sent if sent by overnight courier, or (d) the date of transmission if delivered by telecopy, except that notices or requests to the Lender pursuant to any of the provisions of Article II shall not be effective until received by the Lender.

     Section 11.5. Further Documents. Each Borrower will from time to time execute and deliver or endorse any and all instruments, documents, conveyances, assignments, security agreements, financing statements and other agreements and writings that the Lender may reasonably request in order to secure, protect, perfect or enforce the Lien or the Lender's rights under the Loan Documents (but any failure to request or assure that a Borrower executes, delivers or endorses any such item shall not affect or impair the validity, sufficiency or enforceability of the Loan Documents and the Lien of the Lender, regardless of whether any such item was or was not executed, delivered or endorsed in a similar context or on a prior occasion).

     Section 11.6. Collateral. This Agreement does not contemplate a sale of accounts, contract rights or Chattel Paper, and, as provided by law, the Borrowers are entitled to any surplus and shall remain liable for any deficiency. The Lender's duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if it exercises reasonable care in physically keeping such Collateral, or in the case of Collateral in the custody or possession of a bailee or other third Person, exercises reasonable care in the selection of the bailee or other third Person, and the Lender need not otherwise preserve, protect, insure or care for any Collateral. The Lender shall not be obligated to preserve any rights the Borrowers may have against prior parties, to realize on the Collateral at all or in any particular manner or order or to apply any cash proceeds of the Collateral in any particular order of application.

     Section 11.7. Costs and Expenses. The Borrowers shall pay all of the Lender's out-of-pocket costs and expenses, including, without limitation, reasonable fees and disbursements of counsel and appraisers, in connection with the preparation, execution and delivery of this Agreement and the other Loan Documents; provided, however, the legal fees of counsel prior to and including the Closing Date shall not exceed $24,000 excluding disbursements and third party expenses. The Borrowers shall also pay all of the Lender's fees, charges, out-of-pocket costs and expenses, including without limitation reasonable fees and disbursements of counsel and appraisers, in connection with (a) the prosecution or defense of any action, contest, dispute, suit or proceeding concerning any matter in any way arising out of, related to or connected with this Agreement or any other Loan Document, (b) the preparation, execution and delivery of any waiver, any amendment thereto or consent proposed or executed in connection with the transactions contemplated by this Agreement or the other Loan Documents, (c) the Lender's obtaining performance of the Obligations under this Agreement and any other Loan Documents, including, but not limited to, the enforcement or defense of the Lender's Liens, assignments of rights and Liens hereunder as valid perfected Liens, (d) any attempt to inspect, verify, protect, collect, sell, liquidate or otherwise dispose of any Collateral, (e) any appraisals or re-appraisals of any property (real or personal) pledged to the Lender by Frontline as Collateral for, or any other Person as security for, the Obligations hereunder and (f) any consultations in connection with any of the foregoing. All such costs and expenses together with all filing, recording and search fees, taxes and interest payable by any Borrower to the Lender shall be payable on demand and shall be secured by the Collateral.

     Section 11.8. Indemnity. In addition to the payment of expenses pursuant to
Section 11.7, each Borrower agrees to indemnify, defend and hold harmless the Lender, and any of its participants, parent corporations, subsidiary corporations, affiliated corporations, successor corporations, and all present and future officers, directors, employees, attorneys and agents of the foregoing (the "Indemnitees") from and against any of the following (collectively, "Indemnified Liabilities"):

          (a) any and all transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of the Loan Documents or the making of the Term Loan;

          (b) any claims, loss or damage to which any Indemnitee may be subjected if any representation or warranty contained in Section 5.11 proves to be incorrect in any respect or as a result of any violation of the covenant contained in Section 7.3(b); and

          (c) any and all other liabilities, losses, damages, penalties, judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel and other costs of investigation or defense, including, without limitation, those incurred on appeal) in connection with the foregoing as the result of credit having been extended, suspended or terminated under the Loan Documents with respect to the execution, delivery, enforcement, performance and administration of or any other way related to any Loan Document or any transactions referred to or contemplated herein or therein or contemplated by and any other investigative, administrative or judicial proceedings, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by or asserted against any such Indemnitee, in any manner related to or arising out of or in connection with the making of the Term Loan and the Loan Documents or the use and intended use of the proceeds of the Term Loan.

If any investigative, judicial or administrative proceeding arising from any of the foregoing is brought against any Indemnitee, upon such Indemnitee's request, each Borrower, or counsel designated by such Borrower and satisfactory to the Indemnitee, will resist and defend such action, suit or proceeding to the extent and in the manner directed by the Indemnitee, at Borrowers' sole costs and expense. Each Indemnitee will use its best efforts to cooperate in the defense of any such action, suit or proceeding. If the foregoing undertaking to indemnify, defend and hold harmless may be held to be unenforceable because it violates any law or public policy, the Borrowers shall nevertheless make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The Borrowers obligation under this Section 11.8 shall survive the termination of this Agreement and the discharge of the Borrowers' other obligations hereunder. NO INDEMNITEE SHALL BE RESPONSIBLE OR LIABLE TO THE BORROWERS OR TO ANY OTHER PARTY TO ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER THIS AGREEMENT OR ANY LOAN DOCUMENTS OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

     Section 11.9. Revival. Each Borrower further agrees that to the extent such Borrower makes a payment or payments to the Lender, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, or receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

     Section 11.10. Participants. The Lender and its participants, if any, are not partners or joint venturers, and the Lender shall not have any liability or responsibility for any obligation, act or omission of any of its participants. All rights and powers specifically conferred upon the Lender may be transferred or delegated to any of the Lender's participants, successors or assigns.

     Section 11.11. Execution in Counterparts. This Agreement and other Loan Documents may be executed in any number of counterparts, telecopied signatures, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. Any signature delivered by a party via telecopier transmission shall be deemed an original signature hereto.

     Section 11.12. Binding Effect; Assignment; Complete Agreement; Exchanging Information. The Loan Documents shall be binding upon and inure to the benefit of each Borrower and the Lender and their respective successors and assigns, except that no Borrower shall have the right to assign its rights thereunder or any interest therein without the Lender's prior written consent. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. Without limiting the Lender's right to share information regarding each Borrower and its Affiliates with the Lender's participants, accountants, lawyers and other advisors, the Lender and all direct and indirect subsidiaries of the Lender, may exchange any and all information they may have in their possession regarding each Borrower and its Affiliates, and each Borrower waives any right of confidentiality it may have with respect to such exchange of such information.

     Section 11.13. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

     Section 11.14. Headings. Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     Section 11.15. Governing Law; Jurisdiction, Venue; Waiver of Jury Trial. This Agreement and the other Loan Documents shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of New York. The parties hereto hereby (i) consent to the personal jurisdiction of the state and federal courts located in the County of New York, State of New York in connection with any controversy related to this Agreement; (ii) waive any argument that venue in any such forum is not convenient, (iii) agree that any litigation initiated by the Lender or any Borrower in connection with this Agreement or the other Loan Documents shall be venued in the United States District Court of the Southern District of New York; and (iv) agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. EACH BORROWER WAIVES PERSONAL SERVICE OR PROCESS AND CONSENTS THAT SERVICE OF PROCESS UPON SUCH BORROWER MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO SUCH BORROWER AT SUCH BORROWER'S ADDRESS APPEARING ON THE LENDER'S RECORDS, AND SERVICE SO MADE SHALL BE DEEMED COMPLETED TWO (2) DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED. THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY OF THE OBLIGATIONS.

     Section 11.16. Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

                           [Signature Page to Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                   FRONTLINE COMMUNICATIONS
                                   CORPORATION, as a Borrower


                                   By: /s/ Stephen J. Cole-Hatchard
                                       --------------------------------------
                                       Name:
                                       Title: C.E.O.


                                    PROYECCIONES Y VENTAS ORGANIZADAS,
                                    S.A. DE C.V., as a Borrower


                                    By: /s/ Ventura Martinez Del Rio Arrangoiz
                                        --------------------------------------
                                        Name:
                                        Title: Chairman


                                    IIG EQUITY OPPORTUNITIES FUND LTD., as
                                    the Lender


                                    By: /s/ George Sandhu
                                        --------------------------------------
                                        Name:  George Sandhu
                                        Title:  Investment Manager

                         TABLE OF EXHIBITS AND SCHEDULES

          Exhibit A       Form of Term Note

          Exhibit B       Premises

          Exhibit C       Commercial Tort Claims

          Schedule 5.1 Organization and Power; Name; Chief Executive Office; Inventory and Equipment Locations; Organizational Identification Number

          Schedule 5.3    Capitalization

          Schedule 5.5    Litigation

          Schedule 5.14   Intellectual Property

          Schedule 8.1    Permitted Liens

                  Exhibit A to Term Loan and Security Agreement

                                    Term Note

$550,000.00                                                   New York, New York
                                                                  April __, 2003

     For value received, the undersigned, FRONTLINE COMMUNICATIONS CORPORATION, a Delaware corporation, and PROYECCIONES Y VENTAS ORGANIZADAS, S.A. DE C.V., a Mexico corporation (each a "Borrower" and collectively, the "Borrowers"), hereby, jointly and severally, promise to pay to the order of IIG EQUITY OPPORTUNITIES FUND LTD., a Bermuda company (the "Lender"), at its offices located at 1500 Broadway, 17th Floor, New York, New York 10036, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Five Hundred Fifty Thousand and 00/100 Dollars ($550,000.00) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Term Loan and Security Agreement of even date herewith (as amended, modified, supplemented and restated from time to time, the "Loan Agreement") among the Lender and the Borrowers. The principal hereof and interest accruing thereon shall be due and payable as provided in the Loan Agreement.

     This Note may be prepaid only in accordance with the Loan Agreement.

     This Note is issued pursuant, and is subject, to the Loan Agreement, which provides, among other things, for acceleration hereof. This Note is the Term Note referred to in the Loan Agreement.

     This Note is secured, among other things, pursuant to the Loan Agreement and the other Loan Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

     Each Borrower hereby agrees to pay all costs of collection, including attorneys' fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

     Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

                                     FRONTLINE COMMUNICATIONS CORPORATION


                                     By: /s/ Stephen J. Cole-Hatchard
                                         --------------------------------------
                                         Name:
                                         Title: Chief Executive Officer


                                     PROYECCIONES Y VENTAS ORGANIZADAS,
                                     S.A. DE C.V.


                                     By: /s/ Ventura Martinez Del Rio Arrangoiz
                                         --------------------------------------
                                         Name:
                                         Title: Chairman

             THE FOLLOWING EXHIBITS HAVE BEEN INTENTIONALLY OMITTED

                                    EXHIBIT B

                                    EXHIBIT C

                                  SCHEDULE 5.1

                                  SCHEDULE 5.3

                                  SCHEDULE 5.5

                                  SCHEDULE 5.14

                                  SCHEDULE 8.1

            THE COMPANY WILL PROVIDE COPIES TO THE SEC UPON REQUEST.